Exhibit 99.1

Treace Announces Preliminary, Unaudited Fourth Quarter and Full-Year 2025 Revenue

PONTE VEDRA, Florida, January 13, 2026 -- Treace Medical Concepts, Inc. (“Treace” or the “Company”) (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities, today announced its preliminary, unaudited fourth quarter and full-year 2025 revenue results.

Highlights:

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Preliminary revenue of $62.1 million to $62.5 million in the fourth quarter of 2025, an approximate 9% decrease at the midpoint over the same period in 2024.
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Preliminary revenue of $212.3 million to $212.7 million for the full-year 2025, an approximate 2% increase at the midpoint compared to the prior year and in-line with the previously provided revenue guidance range of $211 million to $213 million.
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New active surgeon additions of approximately 202 for full-year 2025; ended the year with approximately 3,337 active surgeons, a 6% increase compared to the prior year and approximately 33% of the estimated 10,000 U.S. surgeons performing bunion surgery.

“Despite top-line headwinds, we are encouraged by our fourth-quarter progress. Surgeon adoption of our expanded suite of 3D bunion technologies again drove mid–single-digit case volume growth in the quarter,” said John T. Treace, CEO and Chairman of Treace. “Supported by our dedicated, bunion-focused sales force, these technologies position us to further penetrate the bunion market and expand our surgeon customer base. We maintain a leading position in the bunion market and remain focused on expanding our share of the bunion procedure market, improving profitability, and delivering long-term value to shareholders.”

2026 Outlook:

Treace is not issuing full-year 2026 guidance at this time, however, the Company anticipates continued positive procedure volume growth as well as the impact of previously disclosed dynamics, including headwinds related to broader economic conditions and softer consumer sentiment, as well as a product mix shift.

The Company plans to provide 2026 financial guidance during its fourth quarter 2025 earnings conference call, which is currently scheduled for Thursday, February 26, 2026, at 4:30 p.m. Eastern Time.

The preliminary unaudited financial information in this press release has not been subject to the more rigorous standards of review for Treace’s filed financial statements, may be adjusted, including as a result of its internal closing processes and the external auditing procedures of its independent registered public accounting firm, and remains subject to change until the Company files its full financial statements for 2025.

Treace to Present at J.P. Morgan Healthcare Conference on Wednesday, January 14, 2026

John T. Treace, Chief Executive Officer, Chairman and Founder of Treace, will present at the J.P. Morgan Healthcare Conference on Wednesday, January 14, 2026, beginning at 7:30 am Pacific

Time / 10:30 am Eastern Time. Following this presentation, Mr. Treace will be joined by Mark L. Hair, Chief Financial Officer of Treace, for a question-and-answer session. A live webcast and replay of the presentation will be available on the Company’s investor relations website at https://investors.treace.com/.

Forward-Looking Statements

This press release and statements made during the Company’s presentation and question-and-answer session at the J.P. Morgan Healthcare Conference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, anticipated fourth quarter and full-year 2025 revenue; expected increase in product adoptions and procedure volumes; expected improvements in profitability and liquidity; anticipated 2026 dynamics and headwinds; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition, evolving surgeon and patient preferences for minimally invasive bunion solutions, changes in tariff and trade policies, economic uncertainty or soft consumer sentiment; anticipated future product launches and the timing of such product launches; ability to increase case volumes, expand surgeon customer base and utilization rate, and increase procedure penetration and market share; expected seasonality; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s preliminary, unaudited results for the fourth quarter and full year ended December 31, 2025, reflect the Company’s current estimates based on information available as of the date of this press release and are subject to change, including as a result of the completion of the Company’s financial and operating closing procedures, customary audit procedures, and other developments that may occur before the completion of these procedures. Accordingly, you should not place undue reliance on these preliminary, unaudited results, which may differ materially from actual results and are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty®3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of surgeons and bunion patients, Treace offers its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, two systems for minimally invasive osteotomy procedures, namely the Nanoplasty® 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction System, and the SpeedMTP® MTP Fusion System. Treace continues to expand its footprint in the marketplace by extending its SpeedPlate® rapid compression implant platform to new applications, as well as providing surgeons with advanced digital solutions with its IntelliGuide® patient specific, pre-op planning and cut guide technology. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts
Mark L. Hair
Chief Financial Officer
mhair@treace.net
(904) 373-5940

Investors:

Gilmartin Group
Philip Trip Taylor

IR@treace.net